Exhibit 10.1

AMENDMENT NO. 2 TO TRADE NAME LICENSE AGREEMENT

AMENDMENT NO. 2 dated as of August 7, 2003 to the Trade Name License Agreement (the “Agreement”) dated as of the 14th day of July 1998, by and between Time Warner Inc., a Delaware corporation, located at 75 Rockefeller Plaza, New York, New York 10019 (hereinafter “Licensor”), and Time Warner Telecom, Inc., a Delaware corporation and successor to Time Warner Telecom LLC, located at 10475 Park Meadow Drive, Little, Colorado 80124 (hereinafter “Licensee”).

WHEREAS, Licensor and Licensee entered into the Agreement for the use by Licensee of the name “Time Warner” for an Initial Term of four (4) years ending July 13, 2002; and

WHEREAS, Licensor and Licensee amended the Agreement extending the Initial Term by two (2) years to a total of six years ending July 13, 2004 by executing AMENDMENT NO. 1 TO TRADE NAME LICENSE AGREEMENT, dated as of April 17, 2001; and

WHEREAS, Licensor and Licensee wish to extend the Initial Term of the Agreement by two (2) years to a total of eight (8) years ending July 13, 2006.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Section 3 (a) of the Agreement is amended to read in its entirety as follows: “The term of this Agreement shall commence on the date set forth on page one hereof and, unless earlier terminated as provided herein, shall continue for a period of eight (8) years (hereinafter the “Initial Term”).

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be dully executed and delivered by their respective officers, each of whom is duly authorized as of the date set forth on page one hereof.

TIME WARNER INC.

By:	/s/ Spencer B. Hays
	Name:	Spencer B. Hays
	Title:	Senior Vice President

TIME WARNER TELECOM, INC.

By:	/s/ Paul B. Jones
	Name:	Paul B. Jones
	Title:	Senior Vice President